STOCK SALES AGREEMENT

THIS STOCK SALES AGREEMENT ("Agreement"), (which is subject to Board of Directors Approval), is made and entered into as of July 28, 2000, by and between INTERNET BUSINESS'S INTERNATIONAL, INC.,
a Nevada Corporation ("Seller"), and          , an individual.

                                    RECITALS

A. WHEREAS, Seller owns or controls 10% of outstanding shares ("The Shares") of PMCC INC., ("The Company").

B. WHEREAS, Seller desires to sell and transfer to Buyer and Buyers desires to purchase and acquire from Seller, 10% of the Shares of Stock of PMCC, Inc., upon the terms and subject to the conditions set forth in this Agreement.

                               TERMS AND CONDITIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchases and Sale. Seller hereby sells, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, the Shares upon the terms and subject to the conditions set forth in this Agreement.

2.  Purchase Price; Payment Terms.

(a) The purchase price of the stock is $3.75 per share, and the seller shall transfer 370,000 shares of PMCC to Buyer as monies are paid.

If the shares issued to Buyer fail to become trading within six months from date of payment then the Seller will issue to the Buyer the equivalent number of shares of stock from IBUI.

The Seller has good and marketable title to shares of stock PMCC that it is selling to Buyer.

3. Full Disclosure. None of the warranties made by Seller, in this Agreement contain untrue statement of material fact.

4. Attorneys' Fees and Costs. Each party shall be solely responsible for the costs and fees of its own attorneys in connection with the negotiation of this Agreement. If any suit, legal proceeding, arbitration or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other cost incurred in such proceeding or action, in addition to any other relief to which it may be entitled.

5. Governing Law. This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

6. Disputes; Arbitration over Price. Any dispute arising between the parties, their agents or employees shall be submitted to arbitration before JAMS/ENDISPUTE of Orange County, California.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Counterparts and Facsimile Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Any party may deliver its signed counterpart of this Agreement to the other party by facsimile transmission, and such delivery shall be deemed made and completed upon receipt of such facsimile transmission by the other party. Any party delivering a signed counterpart by facsimile transmission agrees to promptly send the counterpart bearing its original signature to the other party; provided that a delay or failure to do so shall not negate the effectiveness of the delivery made by the facsimile transmission.

9. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof. No additions, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all the parties hereto.

10. No Interpretation Against Draftsman. Both parties have had an equal role in the preparation of this Agreement, such that there shall be no interpretation or construction of terms against the draftsman.

11. Attorneys. Seller and Buyer each acknowledge that counsel represents the other and neither is relying in any respect on any statements or representations of the other party's counsel.

WHEREFORE, the parties agree:

                                          SELLER:

                                          INTERNET BUSINESS'S
                                          INTERNATIONAL, INC.

                                          By: /s/  Al Reda
                                          Al Reda, CEO